                                                                    EXHIBIT 3.14




                                    BYLAWS OF

                           RADIOSURGERY CENTERS, INC.

                                TABLE OF CONTENTS

                                                                      Page
                                                                      ----
ARTICLE I - OFFICES AND PURPOSE .................................       1
    Section 1.1.  Registered Office .............................       1
    Section 1.2.  Other Offices .................................       1

ARTICLE II - MEETINGS OF STOCKHOLDERS ...........................       1
    Section 2.1.  Place of Meetings .............................       1
    Section 2.2.  Annual Meeting ................................       1
    Section 2.3.  Special Meetings ..............................       2
    Section 2.4.  Notice ........................................       2
    Section 2.5.  Quorum ........................................       2
    Section 2.6.  Voting ........................................       3
    Section 2.7.  Proxies .......................................       3
    Section 2.8.  Presiding Officer .............................       3
    Section 2.9.  Written Consent in Lieu of a Meeting ..........       4

ARTICLE III - BOARD OF DIRECTORS ................................       4
    Section 3.1.  Composition of the Board of Directors .........       4
    Section 3.2.  Removal from Office; Vacancies ................       5
    Section 3.3.  Powers of the Board of Directors ..............       5
    Section 3.4.  Voting ........................................       6
    Section 3.5.  Resignation of Director .......................       6
    Section 3.6.  Power to Fix Compensation .....................       6
    Section 3.7.  Place of Meetings .............................       6
    Section 3.8.  Regular Meetings ..............................       6
    Section 3.9.  Special Meetings ..............................       7
    Section 3.10. Quorum ........................................       7
    Section 3.11. Presiding Officer .............................       7
    Section 3.12. Unanimous Written Consent .....................       7
    Section 3.13. Conference Telephone ..........................       8

ARTICLE IV - COMMITTEES OF THE BOARD OF DIRECTORS ...............       8
    Section 4.1.  Executive Committee; Other Committees .........       8
    Section 4.2.  Quorum ........................................       8
    Section 4.3.  Unanimous Written Consent .....................       9
    Section 4.4.  Minutes .......................................       9
    Section 4.5.  Other Committees ..............................       9
    Section 4.6.  Conference Telephone ..........................      10

ARTICLE V - NOTICES .............................................      10
    Section 5.1.  Notices .......................................      10
    Section 5.2.  Written Notice of Stockholders' Meeting .......      10
    Section 5.3.  Waiver of Notice ..............................      10
    Section 5.4.  Waiver of Notice by Attendance ................      11

ARTICLE VI - OFFICERS ...........................................      11
    Section 6.1.  Designation of Officers .......................      11
    Section 6.2.  Election of Officers ..........................      12
    Section 6.3.  Other Officers ................................      12
    Section 6.4.  Compensation ..................................      13
    Section 6.5.  Removal .......................................      12
    Section 6.6.  Resignation ...................................      13
    Section 6.7.  Vacancy .......................................      13
    Section 6.8.  Duties of Officers ............................      13

ARTICLE VII - INDEMNIFICATION AND INSURANCE .....................      16
    Section 7.1.  Right to Indemnification ......................      16
    Section 7.2.  Right of Indemnitee to Bring Suit .............      18
    Section 7.3.  Non-exclusivity of Rights .....................      19
    Section 7.4.  Insurance .....................................      20
    Section 7.5.  Indemnification of Agents of the Corporation ..      20

ARTICLE VIII - CONFLICTS OF INTEREST ............................      21

ARTICLE IX - CERTIFICATES FOR SHARES ............................      21
    Section 9.1.  Certificates for Shares .......................      21
    Section 9.2.  Facsimile Signatures ..........................      22
    Section 9.3.  Lost Certificates .............................      22
    Section 9.4.  Fixing Record Date ............................      23
    Section 9.5.  Registered Stockholders .......................      25

ARTICLE X - AMENDMENTS ..........................................      25

ARTICLE XI -GENERAL PROVISIONS ..................................      25
    Section 11.1. Dividends .....................................      25
    Section 11.2. Reserves ......................................      26
    Section 11.3. Checks; Signatures Required ...................      26
    Section 11.4. Fiscal Year ...................................      26
    Section 11.5. Corporate Seal ................................      27
    Section 11.6. Voting of Stock ...............................      27

                                     BYLAWS

                                       OF

                           RADIOSURGERY CENTERS, INC.

                          ---------------------------

                                    ARTICLE I

                               OFFICES AND PURPOSE

        SECTION 1.1. REGISTERED OFFICE. The registered office of the Corporation shall be in the state of Delaware.

        SECTION 1.2. OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the state of Delaware, as the Board of Directors may from time to time determine or the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

        SECTION 2.1. PLACE OF MEETINGS. Meetings of stockholders may be held either within or without the state of Delaware as set forth in the notice of the meeting.

        SECTION 2.2. ANNUAL MEETING. The Corporation shall hold an annual meeting of its stockholders for the election of directors and for the transaction of general business on the first day of March of each year at a time and place designated by the Board of Directors or on such other date and at such time and place as shall be designated by the Board of Directors in its sole discretion. If the day fixed for the annual meeting is a legal holiday, the meeting shall be held on the next succeeding day not a legal holiday.

        SECTION 2.3. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time for any purpose or purposes by the president, the Board of Directors or the holders of not less than twenty-five percent of all votes entitled to be cast at the special meeting.

        SECTION 2.4. NOTICE. Written or printed notice stating the place, day and hour of a stockholders' meeting, and (i) in the case of the annual meeting, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the stockholders, or (ii) in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date set for the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to each stockholder at his or her address as it appears on the stock transfer books of the Corporation, with the postage thereon prepaid.

        SECTION 2.5. QUORUM. At any meeting of stockholders the presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum, except as otherwise may be provided in the Certificate of Incorporation or by statute. If less than a quorum is initially in attendance, then the meeting may be adjourned to a fixed time and place.

         SECTION 2.6. VOTING. Each stockholder shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by statute, the Certificate of Incorporation or these Bylaws, and except that in elections of directors those receiving the greatest number of votes shall be deemed elected even though not receiving a majority.

         SECTION 2.7. PROXIES. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by such stockholder's duly authorized attorney-in-fact. Every proxy shall be filed with the secretary of the Corporation. Notwithstanding any provision in a proxy or agreement to the contrary, a proxy shall be revocable at will, unless coupled with an interest (i.e., given in exchange for contractually sufficient consideration). To be effective, notice of the revocation of a proxy must be given to the secretary of the Corporation prior to the effective date of revocation. No unrevoked proxy shall be valid after three years from the date of its execution unless otherwise provided in the proxy.

         SECTION 2.8. PRESIDING OFFICER. All meetings of the stockholders shall be presided over by the president. If the president is not present, a chairman, who shall serve for that meeting only, shall be elected by the stockholders in attendance at the meeting. The secretary of the Corporation shall act as secretary of all the meetings, if present. If the secretary is not present, the president or chairman of the meeting shall appoint a secretary of the meeting. The president or chairman of the meeting may appoint one or more inspectors of election to determine the existence of a quorum, the qualification of voters, the validity of proxies, and the results of ballots.

         SECTION 2.9. WRITTEN CONSENT IN LIEU OF A MEETING. Except as otherwise required by Delaware General Corporation Law, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and delivered to the secretary of the Corporation.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 3.1. COMPOSITION OF THE BOARD OF DIRECTORS. The number of directors of the Corporation shall be one or such other number as may be designated from time to time by the stockholders of the Corporation. Any change in the number of directors shall not affect the tenure of office of any director. The directors shall be elected, to serve for a term of one year, each year at the annual meeting of stockholders, except as hereinafter provided, and each director shall serve until his or her successor shall be elected and qualified. Directors shall be eligible for reelection without limitation on the number of terms they may serve.

         SECTION 3.2. REMOVAL FROM OFFICE; VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director. The stockholders at any meeting called expressly for that purpose, at which a quorum is present, by a vote of the holders of a majority of outstanding shares of stock present and entitled to vote for elections of directors, may remove any director for cause or without cause and fill the vacancy. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any vacancy arising among the directors resulting from an increase in the number of directors may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

         SECTION 3.3. POWERS OF THE BOARD OF DIRECTORS. The Board of Directors shall have control of and manage the business and affairs of the Corporation. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or these Bylaws directed or required to be exercised and done by the stockholders.

         SECTION 3.4. VOTING. At all meetings of the Board of Directors, each director shall have one vote, irrespective of the number of shares that such director may hold.

         SECTION 3.5. RESIGNATION OF DIRECTOR. Any director may resign his or her office at any time by giving written notice to the Board of Directors, the president or the secretary of the Corporation. Unless otherwise specified in the notice, thE resignation shall take effect immediately upon receipt, and the acceptance of the resignation shall not be necessary to make it effective.

         SECTION 3.6. POWER TO FIX COMPENSATION. The Board of Directors, by the affirmative vote of a majority of the directors then in office and, irrespective of any personal interest of any director, shall have the authority to fix the reasonable compensation, including fees and reimbursement of out-of-pocket expenses, of directors for service to the Corporation.

         SECTION 3.7. PLACE OF MEETINGS. Meetings of the Board of Directors, regular or special, may be held within or without the state of Delaware as may be provided by resolution adopted by a majority of the Board of Directors.

         SECTION 3.8. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors and without notice of each meeting if such meeting is regularly scheduled and the directors have been informed of the schedule.

        SECTION 3.9. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called by the president, the secretary or on the written request of any director. The business to be transacted at, or the purpose of, any special meeting of the Board of Directors need not be specified in the notice or waiver of notice of such meeting. Written notice of special meetings of the Board of Directors shall be given to each director at least four days by mail or forty-eight hours if delivered personally or by telephone or telefax or other similar facsimile transmission before the date of the meeting.

        SECTION 3.10. QUORUM. A majority of the entire Board of Directors, not including vacancies, shall constitute a quorum for the transaction of business, and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

        SECTION 3.11. PRESIDING OFFICER. All meetings of the Board of Directors shall be presided over by the president. If the president is not present, a chairman who shall serve for that meeting only shall be elected by the directors in attendance at the meeting. The secretary of the Corporation shall act as secretary of all the meetings, if present. If he or she is not present, the chairman of the meeting shall appoint a secretary of the meeting.

        SECTION 3.12. UNANIMOUS WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action, shall be signed by all the directors and filed with the secretary of the Corporation. Such consent shall have the same force and effect as a unanimous vote of the directors.

        SECTION 3.13. CONFERENCE TELEPHONE. Any or all directors may participate in a meeting of the Board of Directors by means of a conference telephone, or any means of communication by which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at a meeting.

                                   ARTICLE IV

                      COMMITTEES OF THE BOARD OF DIRECTORS

        SECTION 4.1. EXECUTIVE COMMITTEE; OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate an executive committee and one or more other committees of the Board of Directors, each of which shall be comprised of one of more directors. Each such committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors that is delegated to said committee by the Board of Directors. The designation of an executive committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it, him or her by law.

        SECTION 4.2. QUORUM. A majority of an entire committee shall constitute a quorum for the transaction of business by the committee and the act of the majority of the committee members present at a meeting at which a quorum is present shall be the act of the committee. If a quorum shall not be present at any meeting of a committee, the committee members present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        SECTION 4.3. UNANIMOUS WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of the executive committee and any other committee of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action, shall be signed by all the committee members and filed with the secretary of the Corporation. Such consent shall have the same force and effect as a unanimous vote of the executive committee.

        SECTION 4.4. MINUTES. The executive committee and any other committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

        SECTION 4.5. OTHER COMMITTEES. The Board of Directors may establish other committees which may be comprised of individuals who are not members of the Board of Directors. The president, with the concurrence of the majority of the Board of Directors, shall appoint the members of all such committees. Such committees shall make recommendations to the Board of Directors and shall operate under such procedures and guidelines as the Board of Directors may establish.

        SECTION 4.6. CONFERENCE TELEPHONE. Any or all committee members may participate in a meeting of a committee of the Board of Directors by means of a conference telephone, or any means of communication by which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at a meeting.

                                    ARTICLE V

                                     NOTICES

        SECTION 5.1. NOTICES. Notices to directors and stockholders, as required by statute or these Bylaws, shall be in writing and delivered personally or by mail to the directors or stockholders at their addresses appearing on the books of the Corporation or supplied by them for the purpose of notice. Notice by mail shall be deemed to be given as of the date the notice is mailed. Notice to directors may also be given by telegram or telefax or other similar facsimile transmission, such notice deemed to be given as of the date the notice is deposited with a telegraph office for transmission, or when sent after receipt of confirmation, respectively.

        SECTION 5.2. WRITTEN NOTICE OF STOCKHOLDERS' MEETING. Written notice of every stockholders' meeting shall be given in accordance with Section 2.4 of these Bylaws.

        SECTION 5.3. WAIVER OF NOTICE. Whenever, under the provisions of these Bylaws, the Certificate of Incorporation or of any statute, a stockholder or director is entitled to any notice, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or of the Board of Directors need be specified in such written waiver of notice of such meeting.

        SECTION 5.4. WAIVER OF NOTICE BY ATTENDANCE. The attendance of any director or stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the director or stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE VI

                                    OFFICERS

        SECTION 6.1. DESIGNATION OF OFFICERS. The officers of the Corporation shall consist of a president, a secretary and a treasurer and such other officers as the Board of Directors deems necessary, each of whom shall be elected by a majority vote of the Board of Directors at a meeting at which a quorum is present, in accordance with Section 3.10 of these Bylaws. Unless the Certificate of Incorporation or these Bylaws otherwise provide, there shall be no limitation on the number of offices any one person may hold.

        SECTION 6.2. ELECTION OF OFFICERS. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders, except where a longer term is expressly provided in an employment contract duly authorized and approved by the Board of Directors. The president must be a member of the Board of Directors, but no other officer need be a member of the Board of Directors.

        SECTION 6.3. OTHER OFFICERS. Subject to the approval of the Board of Directors, the president may elect or appoint such other officers, assistant officers and agents as he or she or it shall deem necessary, who shall hold their offices for such terms and shall have such authority and perform such duties as shall be determined from time to time by the Board of Directors.

        SECTION 6.4. COMPENSATION. The Board of Directors may, in its discretion, establish reasonable salaries for all officers and agents of the Corporation; provided, however, that the Board of Directors may delegate this authority to the president or to the executive committee of the Board of Directors, except that the Board of Directors may not delegate this authority with respect to the compensation of the president.

        SECTION 6.5. REMOVAL. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors may be removed with or without cause by the

Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby.

        SECTION 6.6. RESIGNATION. Any officer may resign at any time by giving written notice to the Board of Directors, the president or the secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect immediately upon such receipt, and the acceptance of the resignation shall not be necessary to make it effective.

        SECTION 6.7. VACANCY. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled promptly by the Board of Directors.

        SECTION 6.8. DUTIES OF OFFICERS. The duties and powers of the officers of the Corporation shall be as follows and as shall hereafter be set by resolution of the Board of Directors:

                                  THE PRESIDENT

                A. The president shall be the chief operating officer and shall have general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, shall be an ex officio member without voting power of all committees to which the Board of Directors has not appointed the president as a full voting member, and shall assume all responsibilities as the Board of Directors may from time to time prescribe.

                B. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The president shall be one of the officers who may sign checks and drafts of the Corporation.

                     THE SECRETARY AND ASSISTANT SECRETARIES

                A. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the committees, if any, when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he or she shall be. The secretary shall keep a register of the mailing address of each stockholder which shall be furnished to the secretary by such stockholder and he or she shall have general charge of the stock ledger books of the Corporation. The secretary shall have custody of the corporate seal of the Corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may, however, give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

                B. The assistant secretary, or if there is more than one, the assistant secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

                A. The treasurer shall be the chief financial officer and have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

                B. The treasurer shall disburse the funds of the Corporation as may be required by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors at its regular meetings, or when the Board of Directors so requests, an account of all his or her transactions as treasurer and of the financial condition of the Corporation. The treasurer shall be one of the officers who may sign checks and drafts of the Corporation.

                C. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in the case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the treasurer's possession or under his or her control belonging to the Corporation.

                D. The assistant treasurer, or, if there is more than one, the assistant treasurers, in the order determined by the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VII

                          INDEMNIFICATION AND INSURANCE

         SECTION 7.1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in
Section 7.2 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the

Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise (hereinafter an "undertaking").

         SECTION 7.2. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under
Section 7.1 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful, in whole or in part, in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstance because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this section or otherwise shall be on the Corporation.

        SECTION 7.3. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this article shall not be deemed exclusive of any other rights to which those seeking indemnification or


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

advancement of expenses may be entitled to or hereafter acquire under any statute, the Certificate of Incorporation, these Bylaws, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

        SECTION 7.4. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expenses, liability or loss incurred in any proceeding and any liabilities asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such expenses or liabilities under the Delaware General Corporation Law.

        SECTION 7.5. INDEMNIFICATION OF AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any agent of the Corporation to the fullest extent of the provisions of this article with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.


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

                                  ARTICLE VIII

                              CONFLICTS OF INTEREST

        The Corporation may enter into a contract or transaction with one or more of its directors or officers or a corporation, firm, association or any other entity in which one or more of the Corporation's directors are directors and officers or have a financial interest if:

        (a) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or a committee of the Board of Directors, and the Board of Directors or committee in good faith authorized the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or

        (b) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

        (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders.

                                   ARTICLE IX

                             CERTIFICATES FOR SHARES

        SECTION 9.1. CERTIFICATES FOR SHARES. The shares of stock in the Corporation shall be represented by certificates signed by the president and countersigned by the secretary and sealed with the seal of the Corporation. Such seal may be a facsimile. No certificate shall be issued for any share until full payment is received for such share. All certificates shall be consecutively


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

numbered. The name and address of the stockholders, the number of shares and the date of issue shall be entered on the Corporation's stock transfer books. Each certificate representing shares shall state the name of the Corporation, that the Corporation is organized under the laws of the state of Delaware, the name of the person to whom issued, the number of shares which such certificate represents, and the par value of each share represented by such certificate.

        SECTION 9.2. FACSIMILE SIGNATURES. Where certificates are countersigned by a transfer agent other than the Corporation itself, or an employee of the Corporation, or by a transfer clerk and registered by a registrar, the signatures of the president and the secretary upon such certificates may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to hold office at the date of its issue.

        SECTION 9.3. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificates for shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

        SECTION 9.4. FIXING RECORD DATE.

                A. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix in advance a record date not less than ten nor more than sixty days preceding the date on which the particular action requiring such determination of stockholders is to be taken. Only stockholders of record on the date so fixed shall be entitled to such notice and to vote at such meeting notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as herein provided. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, the record date shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.






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



                B. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix in advance a record date not before, nor more than ten days after, the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by Delaware General Corporation Law, shall be the first date on which a signed, written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, by hand delivery or registered or certified mail, return receipt requested, or to its principal place of business or to the officer or agent of the Corporation having custody of the book in which proceedings of stockholder meetings are recorded. When prior action by the Board of Directors is required under Delaware General Corporation Law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                C. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend, or for the purpose of any other lawful action, the Board of Directors may fix a record date not more than sixty days prior to such action, and not before the date upon which the resolution fixing the record date is adopted. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         SECTION 9.5. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by Delaware General Corporation Law.

                                    ARTICLE X

                                   AMENDMENTS

         These Bylaws may be altered, amended or repealed and new bylaws may be adopted by a majority vote of the directors present at a duly called meeting of the Board of Directors at which a quorum is present except as otherwise required by law or the Certificate of Incorporation.


                                   ARTICLE XI

                               GENERAL PROVISIONS

         SECTION 11.1. DIVIDENDS. The Board of Directors may declare and the Corporation may pay dividends on its outstanding shares in cash, property or its own shares, pursuant to law and subject to the provisions of its Certificate of Incorporation.




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




         SECTION 11.2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall deem conducive to the advancement of the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         SECTION 11.3. CHECKS; SIGNATURES REQUIRED. All bills payable, notes, checks, drafts, warrants or other negotiable instruments of the Corporation shall be made in the name of the Corporation and shall be signed by the president or treasurer or by any other persons as the Board of Directors may from time to time designate.

                No officer or agent of the Corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft, warrant or other negotiable instrument, or endorse the same in the name of the Corporation, or contract or cause to be contracted any debt or liability in the name and on behalf of the Corporation except as herein expressly prescribed and provided.

         SECTION 11.4. FISCAL YEAR. The fiscal year of the Corporation shall end on the last day of December.




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

        SECTION 11.5. CORPORATE SEAL. The seal of the Corporation shall be a flat-faced circular die of which there may be counterparts, with the word "SEAL" and the name of the Corporation engraved thereon.

        SECTION 11.6. VOTING OF STOCK. Unless otherwise provided by a vote of the Board of Directors, certified by an officer and filed with the secretary, the Corporation may, pursuant to law, vote any stock of any other corporation owned by the Corporation by a vote cast by the president or another officer designated by the president, or by a proxy appointed by the president or such officer.


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

                                  CERTIFICATION


        The undersigned officer of the Corporation hereby certifies that the foregoing is a true, complete and accurate copy of the Bylaws of the Corporation, as duly adopted by the Board of Directors of the Corporation as of April 27, 1992.



                                            /s/ THOMAS V. CROAL
                                            ------------------------------------
                                            Thomas V. Croal
                                            Secretary


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